NEWS RELEASE

Par Pacific Holdings Enters Into Consent Decree and Will Install Air Pollution Control Equipment During Planned Hawaii Refinery Turnaround

Consent decree mandates additional capital investments at Par’s refinery in Hawaii

Tesoro will reimburse Par Pacific for consent decree-related capital expenditures and fines

HOUSTON, July 18, 2016 – Par Pacific Holdings, Inc. (NYSE MKT: PARR) (“Par” or “Par Pacific”) announced that its wholly-owned subsidiary, Par Hawaii Refining, LLC, entered into a consent decree with subsidiaries of Tesoro Corporation (“Tesoro”), the United States Environmental Protection Agency, the United States Department of Justice and other state governmental agencies (the “Consent Decree”). The Consent Decree concerns alleged violations of the federal Clean Air Act by a subsidiary of Tesoro that occurred prior to the acquisition of that entity by Par in September 2013 (the “Acquisition Date”).

Tesoro will reimburse Par for all reasonable third party capital expenditures incurred for the Consent Decree to the extent related to acts or omissions prior to the Acquisition Date. Tesoro is obligated to pay all applicable fines and penalties related to the Consent Decree. Par Pacific estimates the cost of compliance with the Consent Decree to be approximately $30 million.

As previously announced, the Company is currently completing a refinery turnaround to execute routine maintenance. As a result of the Consent Decree, the Company has expanded the turnaround to undertake additional capital improvements to reduce emissions of air pollutants, to provide for certain nitrogen oxide and sulfur dioxide emission controls and monitoring, and to install certain leak detection and repair equipment required by the Consent Decree.

About Par Pacific Holdings, Inc.
Par Pacific Holdings, Inc., based in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy and infrastructure businesses. Par Pacific’s business is organized into three primary segments of refining, retail and logistics. Par Pacific has refining and logistics assets in Hawaii and Wyoming and a retail distribution network in Hawaii. Par Pacific also owns an equity investment in Laramie Energy, LLC, a joint venture entity focused on producing natural gas in Garfield, Mesa and Rio Blanco Counties, Colorado. In addition, Par Pacific transports, markets and distributes crude oil from the Western United States and Canada to refining hubs in the Midwest, Gulf Coast and East Coast. More information is available at www.parpacific.com.

Forward-Looking Statements
This press release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the "safe harbor" from liability established by the Private

Par Pacific Press Release

Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, such as Tesoro’s reimbursement of Par for capital expenditures related to the Consent Decree, the operational results and environmental impact of the expanded turnaround, and the estimated cost of Compliance with the Consent Decree, are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct.  Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date.  Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Christine Thorp
Director, Investor Relations & Public Affairs
(832) 916-3396
cthorp@parpacific.com

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